Exhibit 99.1

Golub Capital BDC, Inc. Schedules Release of
Fiscal Year 2016 Fourth Quarter Results
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CHICAGO, IL, October 12, 2016 - Golub Capital BDC, Inc., a business development company (NASDAQ: GBDC, www.golubcapitalbdc.com), announced today that it will report its financial results for the fiscal quarter and fiscal year ended September 30, 2016 on Wednesday, November 16, 2016 after the close of the financial markets.

Golub Capital BDC, Inc. will host an earnings conference call at 1:00 p.m. (Eastern Time) on Thursday, November 17, 2016 to discuss its quarterly financial results.

All interested parties may participate in the conference call by dialing (800) 624-3491 approximately 10-15 minutes prior to the call; international callers should dial (303) 223-4376. Participants should reference Golub Capital BDC, Inc. when prompted. An archived replay of the call will be available shortly after the call until 3:00 p.m. (Eastern Time) on December 17, 2016. To hear the replay, please dial (800) 633-8284. International dialers, please dial (402) 977-9140. For all replays, please reference program ID number 21820091.

ABOUT GOLUB CAPITAL BDC, INC.

Golub Capital BDC, Inc. (“Golub Capital BDC”) is an externally-managed, non-diversified closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Golub Capital BDC invests primarily in senior secured and one stop loans of U.S. middle-market companies that are often sponsored by private equity investors. Golub Capital BDC’s investment activities are managed by its investment adviser, GC Advisors LLC, an affiliate of the Golub Capital group of companies ("Golub Capital").

ABOUT GOLUB CAPITAL

Golub Capital is a nationally recognized credit asset manager with over $18 billion of capital under management. For over 20 years, the firm has provided credit to help medium-sized U.S. businesses grow. The firm’s award-winning middle market lending business helps provide financing for middle market companies and their private equity sponsors. Golub Capital’s credit expertise also forms the foundation of its Late Stage Lending and Broadly Syndicated Loan businesses. Golub Capital has worked hard to build a reputation as a fast, reliable provider of compelling financing solutions, and we believe this has inspired repeat clients and investors. Today, the firm has over 300 employees with lending offices in Chicago, New York and San Francisco. For more information, please visit www.golubcapital.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital BDC, Inc. undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.
Contact:
Ross Teune
312-284-0111
rteune@golubcapital.com
Source: Golub Capital BDC, Inc.